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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement Nos. 333-63842, 333-66665 and 333-1718 on Form S-8 and Registration Statement Nos. 333-40167, 333-23575 and 333-14097 on Form S-3 of our reports dated March 10, 2006, relating to the consolidated financial statements and financial statement schedule of APAC Customer Services, Inc. and management's report of the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of APAC Customer Services, Inc. for the year ended January 1, 2006.

Deloitte & Touche LLP

Chicago, Illinois
March 10, 2006

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  Exhibit 23.1